                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ALKERMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Pennsylvania                                            23-2472830
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

64 Sidney Street, Cambridge, Massachusetts                        02139-4234
------------------------------------------                        ----------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                                 Alkermes, Inc.
                             1999 Stock Option Plan
                            ------------------------
                            (FULL TITLE OF THE PLAN)

                                 Richard F. Pops
                             Chief Executive Officer
                                 Alkermes, Inc.
                                64 Sidney Street
                       Cambridge, Massachusetts 02139-4234
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 494-0171
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 with a copy to:

                           Jennifer L. Miller, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

-----------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
   TO BE REGISTERED      REGISTERED(1)         PRICE PER SHARE(2)            OFFERING PRICE(2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------

Common Stock,
Par value $.01 per        2,500,000                 $25.34                      $63,350,000               $15,837.50
share
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on November 1, 2001, $25.34, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

     Part I and Items 4-7 and 9 of Part II of Alkermes, Inc.'s Registration Statement on Form S-8 (File No. 333-89573) are incorporated by reference herein pursuant to Instruction E of Form S-8.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Alkermes, Inc. (the "Company") (File No. 0-19267) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

     (b)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

     (c) Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Report on Form 8-A/A dated January 17, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

     4.1 Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No. 33-40250)).

     4.2 Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).

     4.3 Indenture, dated as of February 18, 2000, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-31354)).

     5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

     23.2 Consent of Deloitte & Touche LLP.

     24   Power of Attorney (included in signature page).

     99   Alkermes, Inc. 1999 Stock Option Plan (Incorporated by reference to
          Exhibit 10.7 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 8, 2001.


                                                  ALKERMES, INC.


                                                  By /s/ Richard F. Pops
                                                     ---------------------------
                                                     Richard F. Pops
                                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Signature                                   Title                              Date
         ---------                                   -----                              ----

/s/ Michael A. Wall                             Director and                        November 8, 2001
----------------------------                    Chairman of the
Michael A. Wall                                 Board


/s/ Richard F. Pops                             Director and Chief                  November 8, 2001
-----------------------------                   Executive Officer
Richard F. Pops                                 (Principal
                                                Executive Officer)


/s/ Robert A. Breyer                            Director and President              November 8, 2001
-----------------------------
Robert A. Breyer


/s/ James M. Frates                             Vice President, Chief               November 8, 2001
-----------------------------                   Financial Officer and
James M. Frates                                 Treasurer
                                                (Principal Financial Officer
                                                and Principal Accounting
                                                Officer)


/s/ Floyd E. Bloom                              Director                            November 8, 2001
--------------------------------
Floyd E. Bloom


/s/ John K. Clarke                              Director                            November 8, 2001
-----------------------------
John K. Clarke


/s/ Alexander Rich                              Director                            November 8, 2001
----------------------------
Alexander Rich


/s/ Paul Schimmel                               Director                            November 8, 2001
-----------------------------
Paul Schimmel

                                  EXHIBIT INDEX


Number                              Exhibit
------                              -------

 4.1           Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to
               Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No.
               33-40250)).

 4.2           Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by
               reference to Exhibit 4.4 to the Registrant's Report on form 10-K for the fiscal year ended
               March 31, 1999).

 4.3           Indenture, dated as of February 18, 2000, between Alkermes, Inc. and State Street Bank and Trust Company, as trustee (Incorporated by reference to Exhibit 4.6 to the
               Registrant's Registration Statement on Form S-3, as amended (File No. 333-31354)).

 5             Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

23.2           Consent of Deloitte & Touche LLP.

24             Power of Attorney (included in signature page).

99             Alkermes, Inc. 1999 Stock Option Plan (Incorporated by reference to Exhibit 10.7 to the
               Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).